UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employee Stock Purchase Plan

At the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Cboe Global Markets, Inc. (the “Company”) held on May 17, 2018, the Company’s stockholders approved the Company’s Employee Stock Purchase Plan (the “Plan”), which is described under Proposal Three in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on April 5, 2018 (the “Proxy Statement”), which description is incorporated herein by reference.

The description of the Plan in the Proxy Statement is only a summary and is qualified in its entirety by the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

3 Year Cliff Vest Award Agreement

On May 17, 2018, the Board of Directors of the Company approved a form of Restricted Stock Unit Award Agreement (the “Award Agreement”) with a 3 year cliff vesting period to be granted under the Second Amended and Restated Cboe Global Markets, Inc. (f/k/a CBOE Holdings, Inc.) Long-Term Incentive Plan.

The foregoing description of the Award Agreement is only a summary and is qualified in its entirety by the full text of the Award Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Chief Accounting Officer

In furtherance of the Company’s announcement on December 21, 2017, on May 17, 2018, the Company appointed Jill Griebenow, currently Chief Financial Officer, Europe, to Senior Vice President, Chief Accounting Officer, which will be effective as of August 15, 2018.  David S. Reynolds, currently the Company’s Senior Vice President, Chief Accounting Officer, is expected to be appointed Vice President, Finance, which will be effective as of August 15, 2018.

Ms. Griebenow will initially receive an annual base salary of $300,000, with a targeted annual bonus of $180,000 and a targeted annual equity incentive award having a grant date value of $180,000.  On May 17, 2018, the Company granted Ms. Griebenow an award of restricted stock units, with a grant date value of $100,000, which will vest on May 17, 2021, and an award of restricted stock units, with a grant date value of $120,000, which will vest in three equal annual installments, beginning on May 17, 2019, each subject to Ms. Griebenow’s continuous employment with the Company through such dates.  Ms. Griebenow is expected to also receive customary relocation assistance benefits, which include services of a relocation services company, moving expenses, home sale and purchase assistance, duplicate housing expenses and services for tax liability assistance.

Item 5.07.Submission of Matters to a Vote of Security Holders.

The results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal One

At the Annual Meeting, the persons whose names are set forth below were elected as directors, constituting the entire Board of Directors of the Company. Relevant voting information for each person follows:

Director Nominee	For	Against	Abstain	Broker Non-votes
Edward T. Tilly	83,897,459	2,427,012	168,633	14,128,350
Frank E. English, Jr.	85,609,192	457,138	426,774	14,128,350
William M. Farrow III	85,405,666	646,920	440,518	14,128,350
Edward J. Fitzpatrick	85,653,437	412,597	427,070	14,128,350
Janet P. Froetscher	84,628,386	1,484,723	379,995	14,128,350
Jill R. Goodman	85,552,420	515,926	424,758	14,128,350
Roderick A. Palmore	84,599,613	1,464,069	429,422	14,128,350
James E. Parisi	85,688,933	301,730	502,441	14,128,350
Joseph P. Ratterman	85,435,576	559,041	498,487	14,128,350
Michael L. Richter	85,671,944	322,481	498,679	14,128,350
Jill E. Sommers	85,733,576	335,322	424,206	14,128,350
Carole E. Stone	84,956,143	1,194,492	342,469	14,128,350
Eugene S. Sunshine	83,178,535	2,934,232	380,337	14,128,350

Proposal Two

The advisory proposal for approval, in a non-binding resolution, of the compensation paid to the Company's named executive officers was approved by a vote of 81,503,703 shares voting for the proposal, 4,342,873 shares voting against the proposal, 646,528 shares abstaining from the vote on the proposal and 14,128,350 broker non-votes.

Proposal Three

The proposal to approve the Company’s Employee Stock Purchase Plan was approved by a vote of 85,244,273 shares voting for the proposal, 718,181 shares voting against the proposal, 530,650 shares abstaining from the vote on the proposal and 14,128,350 broker non-votes.

Proposal Four

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2018 fiscal year was ratified by a vote of 98,059,391 shares voting for the proposal, 2,333,831 shares voting against the proposal and 228,232 shares abstaining from the vote on the proposal.

There were no other matters presented for a vote at the Annual Meeting.

Item 9.01.Financial Statement and Exhibits.

(d) Exhibits

10.1      Cboe Global Markets, Inc. Employee Stock Purchase Plan (filed herewith).*

10.2Form of Restricted Stock Unit Award Agreement (3 Year Cliff Vest) (filed herewith).*

*Indicates Management Compensatory Plan, Contract or Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.
(Registrant)

By:	/s/ Patrick Sexton
Patrick Sexton
Executive Vice President, General Counsel and Corporate Secretary

Dated: May 18, 2018